Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS THIRD QUARTER 2013
FINANCIAL RESULTS

•	Third quarter revenue of $396 million, up 15% year-over-year, or up 18% year-over-year adjusted for ADS divestiture

•
Third quarter GAAP net income of $80 million, up 65% year-over-year, or $0.44 per diluted share, up 63% year-over-year (includes $8 million, or $0.04 per diluted share, depreciation benefit and $17 million, or $0.09 per diluted share, tax benefit)

•
Third quarter non-GAAP net income* of $90 million, up 31% year-over-year, or $0.50 per diluted share, up 32% year-over-year (includes $8 million, or $0.04 per diluted share, depreciation benefit and $5 million, or $0.03 per diluted share, tax benefit)

•	Board of Directors authorizes new $750 million share repurchase program

CAMBRIDGE, Mass. – October 23, 2013 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading provider of cloud services for delivering, optimizing and securing online content and business applications, today reported financial results for the third quarter ended September 30, 2013. Revenue for the third quarter of 2013 was $396 million, a 15% increase over third quarter 2012 revenue of $345 million, or up 18% adjusted for the Advertising Decision Solutions (ADS) divestiture.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the third quarter of 2013 was $80 million, or $0.44 per diluted share, a 29% increase from the prior quarter's GAAP net income of $62 million, or $0.34 per diluted share, and a 65% increase over third quarter 2012 GAAP net income of $48 million, or $0.27 per diluted share.

The Company generated non-GAAP net income* of $90 million, or $0.50 per diluted share, in the third quarter of 2013, a 7% increase from the prior quarter's non-GAAP net income of $84 million, or $0.46 per diluted share, and a 31% increase over third quarter 2012 non-GAAP net income of $69 million, or $0.38 per diluted share.

GAAP and non-GAAP net income results for the third quarter of 2013 include an $8 million, or $0.04 per diluted share, benefit from the previously-announced change in depreciation methodology effective on January 1, 2013. In addition, GAAP and non-GAAP net income results for the third quarter of 2013 include a tax benefit associated with the Company’s retroactive adoption of a tax deduction related to its software development activities. The tax benefit due to this deduction was $17 million, or $0.09 per diluted share, included in GAAP net income, and $5 million, or $0.03 per diluted share included in non-GAAP net income.

“Akamai’s strong third quarter and year-to-date financial performance highlights our ability to deliver innovative solutions to leading enterprises globally,” said Tom Leighton, CEO of Akamai. “We intend to continue to invest in the business, while also effectively managing the cost and efficiency of our network, to help our customers capitalize on the opportunities enabled by the hyperconnected world.”

Adjusted EBITDA* for the third quarter of 2013 was $173 million, an increase from the prior quarter's Adjusted EBITDA of $166 million, and up from $157 million in the third quarter of 2012. Adjusted EBITDA margin* for the third quarter of 2013 was 44%, consistent with the prior quarter and down a point from the same period last year.

Cash from operations for the third quarter of 2013 was $158 million, or 40% of revenue. At the end of the third quarter of 2013, the Company had $1.2 billion of cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 21% and 28%, respectively, of revenue for the third quarter of 2013.

Share Repurchase Program
The Company also announced today that its Board of Directors has authorized a new $750 million share repurchase program, effective from October 16, 2013 through December 31, 2016. The Company's goal for this program is to offset the dilution created by its employee equity compensation programs and provide the flexibility to increase capital distributions to its shareholders as business and market conditions warrant.

The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases will be executed in the open market subject to Rule 10b-18, and may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under insider trading laws. Other structured repurchase programs may be considered from time to time. The Company may choose to suspend, expand or discontinue the repurchase program at any time.

During the third quarter of 2013, under the share repurchase program replaced by the one announced today, the Company spent approximately $30 million to repurchase 0.7 million shares of its common stock, at an average price of $45.32 per share. During the first three quarters of 2013, the Company spent approximately $112 million to repurchase 2.8 million shares of its common stock, at an average price of $39.65 per share.

The Company had approximately 179 million shares of common stock outstanding as of September 30, 2013.

*See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-877-415-3184 (or 1-857-244-7327 for international calls) and using passcode No. 51318276. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 10768137.

About Akamai
Akamai® is the leading provider of cloud services for delivering, optimizing and securing online content and business applications.  At the core of the Company's solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise.  Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud.  To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$235,015	$201,989
Marketable securities	331,300	235,592
Accounts receivable, net	256,453	218,777
Prepaid expenses and other current assets	67,452	51,604
Deferred income tax assets	20,422	20,422
Current assets	910,642	728,384
Property and equipment, net	424,605	345,091
Marketable securities	620,204	657,659
Goodwill and acquired intangible assets, net	831,074	808,255
Deferred income tax assets	20,672	21,427
Other assets	77,928	39,811
Total assets	$2,885,125	$2,600,627
LIABILITIES AND STOCKHOLERS' EQUITY
Accounts payable and accrued expenses	$220,600	$176,378
Other current liabilities	64,824	26,566
Current liabilities	285,424	202,944
Other liabilities	56,571	51,929
Total liabilities	341,995	254,873
Stockholders' equity	2,543,130	2,345,754
Total liabilities and stockholders' equity	$2,885,125	$2,600,627

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenue	$395,790	$378,106	$345,321	$1,141,942	$996,075
Costs and operating expenses:
Cost of revenue (1) (2)	132,039	124,705	134,221	377,136	390,406
Research and development (1)	24,857	20,597	19,351	67,359	54,373
Sales and marketing (1)	67,811	67,825	55,206	198,326	160,681
General and administrative (1) (2)	66,634	61,351	51,003	183,365	156,241
Amortization of acquired intangible assets	4,859	5,734	5,381	16,653	15,611
Restructuring charges	69	391	—	891	14
Total costs and operating expenses	296,269	280,603	265,162	843,730	777,326
Income from operations	99,521	97,503	80,159	298,212	218,749
Interest income, net	1,458	1,477	1,593	4,543	4,865
Other (expense) income, net	(305)	341	(241)	(96)	449
Income before provision for income taxes	100,674	99,321	81,511	302,659	224,063
Provision for income taxes	20,918	37,426	33,280	89,521	88,366
Net income	$79,756	$61,895	$48,231	$213,138	$135,697

Net income per share:
Basic	$0.45	$0.35	$0.27	$1.20	$0.76
Diluted	$0.44	$0.34	$0.27	$1.17	$0.75

Shares used in per share calculations:
Basic	178,235	177,891	177,455	178,008	178,040
Diluted	181,922	181,388	181,053	181,623	181,738

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Cash flows from operating activities:
Net income	$79,756	$61,895	$48,231	$213,138	$135,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,954	44,126	53,457	134,455	149,203
Stock-based compensation	24,479	24,801	22,635	72,211	69,180
Provision for doubtful accounts	(310)	879	(345)	889	(61)
Excess tax benefits from stock-based compensation	(8,530)	(5,503)	(2,540)	(18,152)	(17,589)
Provision for deferred income taxes	—	—	826	—	826
(Gain) loss on disposal of property and equipment	(324)	380	142	(15)	(62)
Gain and other activity related to divestiture of a business	1,093	(1,093)	—	(1,188)	—
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(16,118)	(6,848)	(27,974)	(51,321)	(21,587)
Prepaid expenses and other current assets	7,190	(4,969)	2,125	(11,739)	9,790
Accounts payable and accrued expenses	20,035	28,223	39,810	43,730	49,149
Deferred revenue	4,379	(1,613)	1,401	10,991	5,542
Other current liabilities	255	(112)	(28)	32	(2,897)
Other non-current assets and liabilities	(1,722)	689	(897)	(3,328)	(104)
Net cash provided by operating activities	158,137	140,855	136,843	389,703	377,087
Cash flows from investing activities:
Cash (paid) received for acquired businesses, net of cash acquired	(27,500)	80	(14,392)	(27,420)	(306,030)
Purchases of property and equipment and capitalization of internal-use software costs	(60,638)	(76,311)	(60,626)	(195,265)	(158,817)
Purchases of short- and long-term marketable securities	(93,681)	(164,525)	(137,809)	(403,556)	(554,303)
Proceeds from sales and maturities of short- and long-term marketable securities	57,509	165,513	98,567	344,702	350,152
Proceeds from the sale of property and equipment	335	166	—	761	12
Other non-current assets and liabilities	(2,959)	(361)	(29)	(3,320)	979
Net cash used in investing activities	(126,934)	(75,438)	(114,289)	(284,098)	(668,007)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock plans	26,157	17,897	11,080	54,418	33,760
Excess tax benefits from stock-based compensation	8,530	5,503	2,540	18,152	17,589
Employee taxes paid related to net share settlement of stock-based awards	(7,434)	(3,810)	(2,370)	(28,559)	(26,566)
Repurchases of common stock	(29,626)	(42,504)	(36,523)	(112,408)	(111,649)
Net cash used in financing activities	(2,373)	(22,914)	(25,273)	(68,397)	(86,866)
Effects of exchange rate changes on cash and cash equivalents	1,319	(2,912)	2,373	(4,182)	1,239
Net increase (decrease) in cash and cash equivalents	30,149	39,591	(346)	33,026	(376,547)
Cash and cash equivalents at beginning of period	204,866	165,275	182,996	201,989	559,197
Cash and cash equivalents at end of period	$235,015	$204,866	$182,650	$235,015	$182,650

Note: Revisions have been made to all prior periods presented to reclassify immaterial amounts among operating, investing and financing cash flow categories.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND ADJUSTED EBITDA

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income	$79,756	$61,895	$48,231	$213,138	$135,697
Amortization of acquired intangible assets	4,859	5,734	5,381	16,653	15,611
Stock-based compensation	24,479	24,801	22,635	72,211	69,180
Amortization of capitalized stock-based compensation	2,224	1,978	2,025	6,103	5,719
Acquisition related costs	219	31	279	587	5,107
Restructuring charges	69	391	—	891	14
Gain and other activity related to divestiture of a business	1,093	(1,093)	—	(1,188)	—
Income tax-effect of above non-GAAP adjustments	(22,439)	(9,726)	(9,674)	(40,891)	(30,007)
Non-GAAP net income	90,260	84,011	68,877	267,504	201,321

Interest income, net	(1,458)	(1,477)	(1,593)	(4,543)	(4,865)
Provision for GAAP income taxes	20,918	37,426	33,280	89,521	88,366
Income tax-effect of above non-GAAP adjustments	22,439	9,726	9,674	40,891	30,007
Depreciation and amortization	40,871	36,414	46,051	111,699	127,873
Other expense (income), net	305	(341)	241	96	(449)
Adjusted EBITDA	$173,335	$165,759	$156,530	$505,168	$442,253

Adjusted EBITDA margin	44%	44%	45%	44%	44%

Non-GAAP net income per share:
Basic	$0.51	$0.47	$0.39	$1.50	$1.13
Diluted	$0.50	$0.46	$0.38	$1.47	$1.11

Shares used in non-GAAP per share calculations:
Basic	178,235	177,891	177,455	178,008	178,040
Diluted	181,922	181,388	181,053	181,623	181,738

RECONCILIATION OF REVENUE TO REVENUE ADJUSTED FOR ADS DIVESTITURE

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenue	$395,790	$378,106	$345,321	$1,141,942	$996,075
Less: ADS revenue	—	—	(10,045)	(2,747)	(30,621)
Revenue, adjusted for ADS divestiture	$395,790	$378,106	$335,276	$1,139,195	$965,454

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended			Nine Months Ended
(in thousands, except end of period statistics)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Stock-based compensation:
Cost of revenue	$2,885	$2,718	$2,834	$8,230	$8,604
Research and development	4,583	3,867	4,427	12,819	13,258
Sales and marketing	10,048	9,799	8,746	29,278	25,671
General and administrative	6,963	8,417	6,628	21,884	21,647
Total stock-based compensation	$24,479	$24,801	$22,635	$72,211	$69,180

Depreciation and amortization:
Network-related depreciation	$33,909	$30,299	$41,022	$93,128	$113,616
Other depreciation and amortization	6,962	6,115	5,029	18,571	14,257
Depreciation of property and equipment	40,871	36,414	46,051	111,699	127,873
Capitalized stock-based compensation amortization	2,224	1,978	2,025	6,103	5,719
Amortization of acquired intangible assets	4,859	5,734	5,381	16,653	15,611
Total depreciation and amortization	$47,954	$44,126	$53,457	$134,455	$149,203

Capital expenditures:
Purchases of property and equipment	$40,594	$58,182	$46,967	$140,094	$118,896
Capitalized internal-use software	20,044	18,129	13,659	55,171	39,921
Capital expenditures, excluding stock-based compensation	60,638	76,311	60,626	195,265	158,817
Capitalized stock-based compensation	3,069	3,245	2,561	9,252	6,694
Total capital expenditures*	$63,707	$79,556	$63,187	$204,517	$165,511

Net increase (decrease) in cash, cash equivalents and marketable securities	$68,107	$35,978	$39,889	$91,279	$(171,621)

End of period statistics:
Number of employees	3,769	3,453	2,884
Number of deployed servers	141,353	137,788	119,370

* See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, and capital expenditures, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature and not reflective of the Company's ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating the Company's operating results and future prospects in the same manner as used by management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of the Company's GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions the Company has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition. Therefore, Akamai excludes amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation to Akamai’s employees and executives, the expense varies with changes in the stock price and market conditions at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai’s current financial results to previous and future periods difficult to interpret. Therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation in order to better understand the performance of Akamai’s core business performance and to be consistent with the way the investors evaluate its performance and comparison of its operating results to peer companies.

•
Restructuring charges – Akamai has incurred restructuring charges, included in its GAAP financial statements, primarily due to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items when evaluating its continuing business performance as such items are not consistently recurring, do not reflect expected future operating expense, nor provide meaningful insight into the current and past operations of its business.

•
Acquisition related costs – Acquisition related costs include transaction fees, due diligence costs and other one-time direct costs associated with strategic activities. In addition, subsequent adjustments to the Company's initial estimated amount of contingent consideration associated with specific acquisitions are included within acquisition related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition related costs and benefits to provide a useful comparison of the Company's operating results to prior periods and to its peer companies because such amounts vary significantly based on magnitude of its acquisition transactions.

•
Gain and other activity related to divestiture of a business – Akamai recognized a gain and other activity associated with the divestiture of its Advertising Decision Solutions business. Akamai excludes gains and other activity related to divestiture of a business because sales of this nature occur infrequently and are not considered part of the Company's core business operations.

•
Income tax-effect of non-GAAP adjustments – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows the Company to more properly reflect the income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP net income – GAAP net income adjusted for the following tax-effected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring charges; acquisition related costs; certain gains and losses on investments; gains and other activity related to divestiture of a business; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations.

Adjusted EBITDA – GAAP net income excluding the following items: interest; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring charges; acquisition related costs; certain gains and losses on investments; gains, losses and other activity related to divestiture of a business; foreign exchange gains and losses; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Revenue, adjusted for ADS divestiture – Revenue excluding the impact of Akamai's Advertising Decision Solutions (ADS) divestiture.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation.

Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business plans and opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai's services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release.  Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change.  However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.